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                                                                  Exhibit 3.1(a)

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.
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                             ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

     FIRST:     The charter of Imperial Credit Commercial Holdings, Inc., a
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Maryland corporation (the "Corporation"), is hereby amended by deleting existing
Article II in its entirety and substituting in lieu thereof a new article to read as follows:

                                  "ARTICLE II

                                     NAME

              The name of the corporation (the "Corporation") is:

                        IMH Commercial Holdings, Inc."

     SECOND:    The amendment to the charter of the Corporation as set forth
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above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

     THIRD:     The undersigned President acknowledges these Articles of
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Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this 28th day of June, 1997.

ATTEST:                                 IMPERIAL CREDIT COMMERCIAL
                                        HOLDINGS, INC.

/s/ Richard J. Johnson                  By: /s/ William S. Ashmore
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Richard J. Johnson                          William S. Ashmore
Secretary                                   President

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